UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2014

DICERNA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36281	20-5993609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Street

Building 1, Suite 120

Watertown, Massachusetts 02472

(Address of principal executive offices, including zip code)

(617) 621-8097

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 11, 2014, Dicerna Pharmaceuticals, Inc. (the “Company”) entered into a lease (the “Lease”) with King 87 CPD LLC (“King”) for a 37,186 square foot facility located at 87 CambridgePark Drive, Cambridge, Massachusetts (the “CambridgePark Facility”). The Company secured the CambridgePark Facility to house an office and laboratory.

Under the terms of the Lease, the Company will receive the benefit of a mutually agreed upon “turn-key” build out by King for the CambridgePark Facility.

The Company will pay average monthly rent of $134,000 over the term of the Lease. In addition, throughout the term of the Lease, the Company is responsible for paying certain costs and expenses specified in the Lease, including insurance costs and a proportionate share of applicable taxes and operating expenses for the CambridgePark Facility.

The Lease includes various covenants, indemnities, defaults, termination rights, security deposits and other provisions customary for lease transactions of this nature. The Lease commences on the later to occur of (i) December 1, 2014 or (ii) the date on which King’s work is substantially complete. The Lease terminates six (6) years after the last day of the calendar month in which the lease commences.

The foregoing summary is qualified in its entirety by reference to the Lease, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q.

FORWARD LOOKING STATEMENTS

In this Form 8-K, Dicerna makes certain forward-looking statements regarding the Lease. These forward-looking statements involve substantial risks and uncertainties, including but not limited to that the turn-key build-out of the CambridgePark Facility could be delayed and actual costs could exceed planned estimates. Other important risks and uncertainties are detailed in Dicerna’s reports and other filings with the SEC, including its most recent Quarterly Report on Form 10-Q. Actual results could differ materially from the forward-looking statements. Dicerna undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICERNA PHARMACEUTICALS, INC.

Date: July 14, 2014	By:	/s/ James E. Dentzer
James E. Dentzer Chief Financial Officer